UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

CERo Therapeutics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CERO THERAPEUTICS HOLDINGS, INC.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

SUPPLEMENT
TO THE
PROXY STATEMENT
FOR
2025 SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 19, 2025, at 9:00 a.m. Pacific Time

The date of this Supplement is December 2, 2025

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by CERo Therapeutics Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2025, in connection with the Company’s 2025 Special Meeting of Stockholders (the “Special Meeting”) to be held on December 19, 2025 at 9:00 a.m. Pacific Time.

The purpose of this Supplement is solely to make updates to clarify disclosure in the Proxy Statement regarding the classification of proposals as “routine” and “non-routine” for purposes of broker non-votes. Subsequent to the date of the Proxy Statement, the Company was advised by the NYSE that Proposal No. 4 will be considered “routine”.

Other than as set forth below, no changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Special Meeting as recommended by the Company’s Board of Directors in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement. The Company makes the following amended and supplemental disclosures:

1.	Certain disclosure in the subsection titled “How are votes counted” on page 4 of the Proxy Statement is hereby amended and restated to read as follows:

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count for Proposal Nos. 1 and 4 (each of which is considered a “routine matter”) and Proposal Nos. 2 and 3 (each of which is considered a “non-routine matter”) votes “FOR” and “AGAINST,” and abstentions and, if applicable, broker non-votes.

2.	Certain disclosure under the subsection titled “What are “broker non-votes”?” on page 4 of the Proxy Statement is hereby amended and restated to read as follows:

A “broker non-vote” occurs when your broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote your “uninstructed” shares on “routine” matters, but not on “non-routine” matters. Proposal Nos. 1 and 4 are considered to be “routine” under these rules, such that your broker may vote your shares on this proposal in its discretion in the absence of your voting instructions. Conversely, Proposal Nos. 2 and 3 are considered to be “non-routine” under these rules such that your broker may not vote your shares on this proposal in the absence of your voting instructions.

CERO THERAPEUTICS HOLDINGS, INC.

201 Haskins Way, Suite 230

South San Francisco, CA 94080

VOTING MATTERS

This Supplement to the Proxy Statement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement.

You are urged to read the Proxy Statement and this Supplement carefully in deciding how to vote. As a stockholder, your vote is very important, and the Board of Directors encourages you to exercise your right to vote whether or not you plan to attend the Special Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Special Meeting unless revoked.

By Order of the Board of Directors
CERo Therapeutics Holdings, Inc.

/s/ Chris Ehrlich
Chris Ehrlich
Chairman, Chief Executive Officer and Director

South San Francisco, California
December 2, 2025

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